UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

Fifth District Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42198	99-1897673
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive, New Orleans, Louisiana	70114
(Address of Principal Executive Offices)	(Zip Code)

(504) 362-7544

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value 0.01 per share	FDSB	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, Fifth District Savings Bank, the bank subsidiary of Fifth District Bancorp, Inc. (the “Company”), and Melissa Burns, Chief Financial Officer, entered into an amendment to the Second Amended and Restated Executive Salary Continuation Agreement for Melissa Burns (the “Agreement”). The Agreement, which was originally adopted on February 29, 2024, provides for payment of certain supplemental retirement benefits if Ms. Burns separates from service on or after attaining age 65. The Agreement originally provided that the annual benefit provided under the Agreement would equal $80,316. The amendment to the Agreement increases the annual benefit to $94,000.

The foregoing summary of the Agreement and the amendment to the Agreement does not purport to be complete and is qualified in its entirety by the full text of the amendment to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired: Not applicable.

(b)Pro Forma Financial Information: Not applicable.

(c)Shell Company Transactions: Not applicable.

(d)Exhibits.

Exhibit No.	Description

10.1	Amendment to Second Amended and Restated Executive Salary Continuation Agreement for Melissa Burns, dated July 14, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH DISTRICT BANCORP, INC.

Date:	July 16, 2025	By:	/s/ Amie L. Lyons
Amie L. Lyons
Interim President and Chief Executive Officer